090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20150460259-84
Barbara K. Cegavske	Filing Date and Time 10/19/2015 12:24 PM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number C9385-2003

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

COUNTERPATH CORPORATION

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of common stock having a par value of $0.001 per share and 100,000,000 shares of preferred stock having a par value of $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

10,000,000 shares of common stock having a par value of $0.001 per share and 100,000,000 shares of preferred stock having a par value of $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Corporation shall issue one (1) share of common stock for every ten (10) shares of common stock issued and outstanding after the effective date of the reverse split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued. Fractional shares will be rounded up to the next nearest whole number.

7. Effective date and time of filing: (optional) Date: 11/02/2015 Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ David Karp CHIEF FINANCIAL OFFICER

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.